UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Infinera Corporation (the “Company”) confirms that there has been no change to the guidance for the Company’s fourth quarter of fiscal 2012, which was provided during the Company’s conference call reporting its third quarter of fiscal 2012 financial results on October 24, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer. On January 15, 2013, Ronald D. Martin, Senior Vice President, Worldwide Sales, notified the Company that he will retire effective January 31, 2013 (the “Retirement Date”). In connection with Mr. Martin’s retirement and pursuant to the Company’s executive severance policy, the Company and Mr. Martin entered into a Separation Agreement and General Release of All Claims dated January 15, 2013 (the “Separation Agreement”). Under the Separation Agreement and subject to the terms and conditions set forth therein, Mr. Martin will receive, among other items, the following:

•	A lump-sum cash payment equal to one (1) year’s base salary;

•	Payment of Mr. Martin’s COBRA premiums for continuation of health benefits through January 31, 2015; and

•	Accelerated vesting of the portion of Mr. Martin’s restricted stock units and performance-based restricted stock units that were scheduled to vest within two (2) months of the Retirement Date.

In accordance with the terms of Mr. Martin’s stock options, Mr. Martin will have 90 days from the Retirement Date to exercise his vested options.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company has commenced a search to fill Mr. Martin’s position. Until such time as the position is filled, after the Retirement Date, Mr. Martin’s direct reports will report to Thomas J. Fallon, the Company’s President and CEO.

(e) Named Executive Officer Compensation. On January 14, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Company approved the fiscal 2013 compensation for the Company’s named executive officers.

Base Salaries. The Committee approved the following base salary changes for the named executive officers, effective January 1, 2013:

Named Executive Officer	Position	FY12 Base Salary	FY13 Base Salary
Thomas J. Fallon	President and Chief Executive Officer	$300,000	$375,000
Ita M. Brennan	Chief Financial Officer	$300,000	$325,000
Michael O. McCarthy III	Chief Legal and Administrative Officer	$315,000	$325,000
David F. Welch, Ph.D.	EVP, Chief Strategy Officer	$350,000	$350,000

Target Bonus Percentages. The Committee approved the following target bonus percentages, as a percentage of base salary, for the named executive officers for 100% achievement under the Company’s fiscal 2013 Bonus Plan, effective December 30, 2012, the first day of fiscal 2013:

Named Executive Officer	Position	FY12 Target Bonus (as a percentage of Base Salary)	FY13 Target Bonus (as a percentage of Base Salary)
Thomas J. Fallon	President and Chief Executive Officer	125%	125%
Ita M. Brennan	Chief Financial Officer	65%	65%
Michael O. McCarthy III	Chief Legal and Administrative Officer	65%	65%
David F. Welch, Ph.D.	EVP, Chief Strategy Officer	80%	80%

Executive Clawback Policy. On January 14, 2013, the Committee approved an executive clawback policy (the “Executive Clawback Policy”) that allows the Committee to seek recovery of cash incentive payments and equity compensation awards provided to the Company’s Section 16 executive officers and directors under any applicable Company incentive plan. In the event of fraud or intentional misconduct by a Section 16 executive officer or director, the Committee may seek repayment of any cash incentive payment, cancellation of unvested, unexercised or unreleased equity incentive awards and repayment of any compensation earned on previously exercised or released equity incentive awards, where such payments, equity incentive awards and/or compensation earned on previously exercised or released equity incentive awards was predicated on financial results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement. The Committee shall have sole discretion under the Executive Clawback Policy, consistent with any applicable statutory requirements, to seek reimbursement for any Excess Compensation paid or received by a Section 16 executive officer or director for the twelve month period prior to the date of the Committee action.

The foregoing does not purport to be a complete description of the Executive Clawback Policy, and is qualified in its entirety to the full text of the Executive Clawback Policy attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release of All Claims between Ronald D. Martin and the Company dated January 15, 2013.

10.2	Executive Clawback Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: January 17, 2013	By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release of All Claims between Ronald D. Martin and the Company dated January 15, 2013.

10.2	Executive Clawback Policy.